Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Santander UK plc of our report dated 11 March 2019 relating to the financial statements, which appears in Santander UK plc’s Annual Report on Form 20-F for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
30 July 2019